AMENDMENT NO. 1 TO
FIFTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (this "**Amendment**") to the Fifth Amended and Restated Registration Rights Agreement, dated August 9, 2013 (the "**Registration Rights Agreement**"), by and among the Company and the Holders (as defined therein) is entered into as of the 29th day of September, 2014 by and among Argos Therapeutics, Inc., a Delaware corporation (the "**Company**"), and each of the signatories hereto. Capitalized terms not defined herein shall have the meanings given to such terms in the Registration Rights Agreement.

RECITALS

WHEREAS, the Company is entering into a Venture Loan and Security Agreement dated as of September 29th, 2014 by and among Horizon Technology Finance Corporation and Fortress Credit Co LLC (the "**Lenders**") pursuant to which the Company has agreed to issue warrants to each Lender and their designees for the purchase of common stock of the Company and to grant certain specified registration rights with respect to the shares of common stock issuable upon exercise of such warrants;

WHEREAS, the Registration Rights Agreement may be amended pursuant to Section 16.1 thereof only with the written consent of the (a) Company and (b) the Holders holding (i) more than 60% of the Registrable Securities and (ii) at least 70% of the Series E Registrable Securities (together, the "**Requisite Holders**"); and

WHEREAS, the Company and the Requisite Holders desire to amend the Registration Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows

1. Addition of New Section 2.1.11. A new Section 2.1.11 is hereby added to the Registration Rights Agreement as follows:

   "2.1.11 "**Drawbridge Entities**" shall mean Drawbridge Special Opportunities Fund LP and its Related Parties, collectively."

2. Amendment of Section 2.1.39. Section 2.1.39 of the Registration Rights Agreement is hereby amended by deleting Section 2.1.39 in its entirety and substituting in lieu thereof the following:

   > "2.1.39 "**Warrant Registrable Securities**" shall mean (i) shares of Common Stock issued or issuable pursuant to the exercise of the warrants issued pursuant to the Venture Loan and Security Agreement dated as of September __, 2014 among the Company, Horizon Technology Finance Corporation and Fortress Credit Co LLC, and (ii) any shares of Common Stock issued or issuable in respect

of such shares upon any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event, excluding in any event securities which have (a) been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) been sold to the public pursuant to Rule 144 under the Securities Act."

3. Amendment of Section 16.3. Section 16.3 of the Registration Rights Agreement is hereby amended by deleting Section 16.3 in its entirety and substituting in lieu thereof the following:

"**Assignments; Transfers.** No party hereto may transfer or assign his, her or its rights hereunder to any third party without the prior written consent of the Company and the Holders holding more than 50% of the Registrable Securities excluding the Registrable Securities of a Holder proposing such a transfer of rights, except that (a) any Holder shall be permitted to transfer its rights hereunder without obtaining such prior consent to (i) its Affiliate or to a transferee pursuant to a transfer that is permitted pursuant to Section 4.1 of the Sixth Amended and Restated Stockholders' Agreement of even date herewith (as it may be amended or replaced), (ii) another Holder, or (iii) any transferee of at least 50,000 shares (as adjusted for stock splits, consolidations and the like) of Series E Registrable Securities from such Holder; (b) each of the Aurora Entities shall be permitted to transfer its rights hereunder to any of the other Aurora Entities; (c) each of the Intersouth Entities shall be permitted to transfer its rights hereunder to any of the other Intersouth Entities; (d) each of the Lumira Entities shall be permitted to transfer its rights hereunder to any of the other Lumira Entities; (e) each of the TVM Entities shall be permitted to transfer its rights hereunder to any of the other TVM Entities; (f) each of the Forbion Entities shall be permitted to transfer its rights hereunder to any of the other Forbion Entities; (g) each of the Morningside Entities shall be permitted to transfer its rights hereunder to any of the other Morningside Entities; and (h) each of the Drawbridge Entities shall be permitted to transfer its rights hereunder to any of the other Drawbridge Entities; provided in each case that the Company is notified in writing of any such transfer. This Agreement is binding upon and inures to the benefit of the Company, its successors and assigns, and the Holders, their permitted successors and assigns, heirs, and legal representatives."

4. Holders. The parties hereto acknowledge and agree that each of Horizon Technology Finance Corporation and Drawbridge Special Opportunities Fund LP shall execute a counterpart signature page to the Registration Rights Agreement, in the form attached hereto as Schedule 1; that by execution thereof each such party shall become party to the Registration Rights Agreement as a Holder; and that upon such execution Exhibit A of the Registration Rights Agreement shall be amended to add each of Horizon Technology Finance Corporation and Drawbridge Special Opportunities Fund LP to such Exhibit A.

5. Effectiveness of Amendment. Except as expressly amended hereby, all terms, conditions and provisions of the Registration Rights Agreement shall remain in full force and effect in accordance with the Registration Rights Agreement.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

ARGOS THERAPEUTICS, INC.

By: ____________________________
Name: Jeffrey D. Abbey
Title: Chief Executive Officer

REQUIRED HOLDERS as set forth in the accompanying signature pages

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AMENDMENT NO. 1 TO THE FIFTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT AS OF THE DATE FIRST WRITTEN ABOVE.

PHARMSTANDARD INTERNATIONAL S.A.

By: ______________________ ______________________

Name: Gérard BIRCHEN Olena Rebrova

Its: Director Director

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IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AMENDMENT NO. 1 TO THE FIFTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT AS OF THE DATE FIRST WRITTEN ABOVE.

TVM V LIFE SCIENCE VENTURES GMBH & CO. KG

By: ____________________

Name: V. FISCHER

Its: General Partner

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AMENDMENT NO. 1 TO THE FIFTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT AS OF THE DATE FIRST WRITTEN ABOVE.

LUMIRA CAPITAL I LIMITED PARTNERSHIP

By: Lumira Capital I (GP) Inc., its General Partner

By: ______________________

Name: PETER VAN DER VELDEN

Its: PRESIDENT

By: ______________________

Name: VASCO LARCINA

Its: VP FINANCE

LUMIRA CAPITAL I QUEBEC LIMITED PARTNERSHIP

By: Lumira Capital I (QGP) Inc., its General Partner

By: ______________________

Name: PETER VAN DER VELDEN

Its: PRESIDENT

By: ______________________

Name: VASCO LARCINA

Its: VP FINANCE

LCC LEGACY HOLDINGS INC.

By: ______________________

Name: PETER VAN DER VELDEN

Its: PRESIDENT

VASCO LARCINA
VP FINANCE

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AMENDMENT NO. 1 TO THE FIFTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT AS OF THE DATE FIRST WRITTEN ABOVE.

COÖPERATIEVE AAC LS U.A.

By: ______________________

Name: S. [illegible]

Its: director

By: ______________________

Name: H.A. Slootweg

Its: Director

FORBION CO-INVESTMENT II COÖPERATIEF U.A.

By: ______________________

Name: S. [illegible]

Its: director

By: ______________________

Name: H.A. Slootweg

Its: Director

Schedule 1

Counterpart Signature Page to Registration Rights Agreement

By its execution and delivery of this counterpart signature page, the undersigned hereby agrees to bound by the terms and conditions of the Fifth Amended and Restated Registration Rights Agreement (the "Agreement"), dated as of August 9, 2013, by and among Argos Therapeutics, Inc., a Delaware corporation (the "Company"), and the Holders (as defined in the Agreement), as amended from time to time, as a "Holder" thereunder, and authorizes this signature page to be attached to the Agreement.

Executed as of the date set forth below.

Horizon Technology Finance Corporation

By: /s/ Robert D. Pomeroy, Jr.

Name: Robert D. Pomeroy, Jr.

Title: Chief Executive Officer

Date: September 29, 2014

Contact Person: Robert D. Pomeroy, Jr.

Telephone No.: 860-676-8656

Telecopy No.: 860-676-8655

Email Address: rob@horizontechfinance.com

Address: 312 Farmington Avenue

Farmington, CT 06032

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Schedule 1

Counterpart Signature Page to Registration Rights Agreement

By its execution and delivery of this counterpart signature page, the undersigned hereby agrees to bound by the terms and conditions of the Fifth Amended and Restated Registration Rights Agreement (the "Agreement"), dated as of August 9, 2013, by and among Argos Therapeutics, Inc., a Delaware corporation (the "Company"), and the Holders (as defined in the Agreement), as amended from time to time, as a "Holder" thereunder, and authorizes this signature page to be attached to the Agreement.

Executed as of the date set forth below.

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP
By: Drawbridge Special Opportunities GP LLC, its general partner

By: ______________________
Name: DOUGLAS J. CARDONI
Title: CHIEF ADMINISTRATIVE OFFICER

Date: ______________________
Contact Person: James K. Noble III
Telephone No.: 212 798-6100
Telecopy No.: 646 224 6716
Email Address: creditoperations@fortress.com
Address: 1345 Avenue of the Americas
NY, NY 10105

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